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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported): June 3, 1999




                               CAFE ODYSSEY, INC.
             (Exact name of registrant as specified in its charter)

         Minnesota                    0-23243                  31-1487885
(State or other jurisdiction    (Commission File Number)     (IRS Employer
    of incorporation)                                      Identification No.)


             4801 West 81st Street, Suite 112, Bloomington, MN        55437
               (Address of principal executive offices)            (Zip Code)



          (Former Name or Former Address, if Changed Since Last Report)

       Registrant's telephone number, including area code: (612) 837-9917


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Item 5.  OTHER EVENTS

     The Registrant executed an Agreement and Plan of Merger dated as of June 1, 1999 (the "Agreement") with Stephen D. King (the Registrant's principal shareholder, Chairman and Chief Executive Officer), popmail.com, inc., a Delaware corporation ("Popmail"), each of the common shareholders of Popmail and Cafe Odyssey Acquisition Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of the Registrant ("Acquisition Sub"), providing for the merger of Popmail with and into Acquisition Sub upon the satisfaction of certain conditions.

     The Agreement provides for a closing into escrow on the later of (1) June 17, 1999 and (2) the fifth day after Popmail delivers audited financial statements for its 1997 and 1998 fiscal years to the Registrant. At the time of closing into escrow, Popmail's shareholders will deliver their Popmail stock certificates into escrow, and the Registrant will deliver certificates for its Series B Convertible Preferred Stock ("Series B") to be issued to the Popmail shareholders when and if the merger is consummated. Upon consummation of the merger, the Series B will be convertible into at least the same number of shares of the Registrant's common stock as are then outstanding. As additional merger consideration, the Registrant will place in escrow a warrant to be issued to the Popmail shareholders representing the economic equivalent of all of the Registrant's options, warrants, and other securities convertible into, or exchangeable for, common stock which were outstanding on May 3, 1999.

     Breaking escrow and consummation of the merger is subject to the satisfaction of certain conditions set forth in the Agreement, including deposit by the Registrant into escrow of (1) sufficient funds to repay indebtedness of Popmail of approximately $5,000,000 to an affiliate of Popmail, LegacyMaker, Inc. ("LegacyMaker"), (2) a minimum sale price of $2.50 for the Registrant's common stock on the business day preceding consummation of the merger and (3) approval by the Registrant's shareholders of the merger. The Agreement contemplates that Popmail may acquire, or obtain an equity interest in, other entities prior to consummation of the merger.

     The Agreement will terminate if escrow is not funded by the date set forth above or if the merger has not been consummated by August 30, 1999, except that the Registrant may extend the expiration date for consummation of the merger for up to three 30-day periods upon payment of $100,000 cash to LegacyMaker on the first day of each extension period. Popmail may also terminate the Agreement if the Registrant's common stock is delisted from The Nasdaq SmallCap Market. The Registrant will be liable to LegacyMaker for liquidated damages of $100,000 if the merger is not consummated by August 30 or if Popmail terminates the Agreement in the event of delisting. LegacyMaker will be entitled to retain any payments made as liquidated damages or to extend the Agreement if Popmail terminates the Agreement due to such delisting. The Agreement also provides for termination upon the happening of certain other events, such as a material adverse change in the financial or business condition of either the Registrant or Popmail, in which case no termination fee will be payable.

     Upon consummation of the merger, Popmail shareholders will collectively hold approximately 50% of the then outstanding shares of the Registrant and will effectively control the Registrant.



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     The Registrant's Press Release dated June 3, 1999, which is filed as
Exhibit 99.1 to this Form 8-K, is incorporated herein by reference.

Item 7.      FINANCIAL STATEMENTS AND EXHIBITS

       (c)   Exhibits

             99.1. Press Release dated June 3, 1999.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        CAFE ODYSSEY, INC.


Date:   June 3, 1999                    By: /s/ Stephen  King
                                            ------------------------------------
                                        Name:  Stephen King
                                        Title: Chief Executive Officer




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